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                                                                    EXHIBIT 23.2
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[PWC Logo]

PRICEWATERHOUSECOOPERS LLP
Southwark Towers
32 London Bridge Street
London SE1 9SY
Telephone +44 (0) 20 7583 5000
Facsimile +44 (0) 20 7822 4652
Direct Phone 020 7804 6206



The Directors
Gracechurch Card Funding (No. 4) PLC
London


5 June 2003



Dear Sirs

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 (Appendix A) of our report dated 5 June 2003 relating to the balance sheet of Gracechurch Card Funding (No. 4) PLC as at 5 June 2003, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




Yours sincerely

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, England
5 June 2003









PricewaterhouseCoopers LLP is the successor partnership to the UK firms of Price Waterhouse and Coopers & Lybrand. The principal place of business of PricewaterhouseCoopers LLP and its associate partnerships, and of Coopers & Lybrand, is 1 Embankment Place, London WC2N 6RH. The principal place of business of Price Waterhouse is Southwark Towers, 32 London Bridge Street, London SE1 9SY. Lists of the partners' names are available for inspection at those places.
All partners in the associate partnerships are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP is authorised by the Financial Services Authority for investment business activities.



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[PWC Logo]


PRICEWATERHOUSECOOPERS LLP
Southwark Towers
32 London Bridge Street
London SE1 9SY
Telephone +44 (0) 20 7583 5000
Facsimile +44 (0) 20 7822 4652
Direct Phone 020 7804 6206







The Directors
Barclaycard Funding PLC
54 Lombard Street
London
EC3P 3AH




15 May 2003



Dear Sirs

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 (Appendix G) of our report dated 25 March 2003 relating to the consolidated financial statements of Barclaycard Funding PLC for the year ended December 14, 2002, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




Yours sincerely

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, England
15 May 2003









PricewaterhouseCoopers LLP is the successor partnership to the UK firms of Price Waterhouse and Coopers & Lybrand. The principal place of business of PricewaterhouseCoopers LLP and its associate partnerships, and of Coopers & Lybrand, is 1 Embankment Place, London WC2N 6RH. The principal place of business of Price Waterhouse is Southwark Towers, 32 London Bridge Street, London SE1 9SY. Lists of the partners' names are available for inspection at those places.
All partners in the associate partnerships are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP is authorised by the Financial Services Authority for investment business activities.